EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-68376, 33-99852, 333-4160, 333-32033 and 333-53495) and in the Registration on Form S-8
(No. 33-68354, 333-27827 and 333-62653) of Industrial Holdings, Inc. of our report dated June 17, 1997, on Moores Pump and Supply, Inc. for each of the two years in the period ended April 30, 1997, included in this current report on Form 8-K of Industrial Holdings, Inc. dated August 17, 1999.

ARTHUR ANDERSEN LLP

New Orleans, Louisiana
August 17, 1999